250 Glen Street
Glens Falls, NY 12801

NASDAQ® Symbol: “AROW“
Website: arrowfinancial.com

Media Contact: Rachael Murray
P: (518) 742-6505
E: rachael.murray@arrowbank.com

FOR IMMEDIATE RELEASE

Arrow Reports 1st Quarter Net Income of $13.5 Million, or $0.82 per Share, and Declares 2nd Quarter Dividend of $0.30 per Share

GLENS FALLS, N.Y. (April 30, 2026) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow" or the "Company") announced financial results for the three-month period ended March 31, 2026. Reported net income for the first quarter of 2026 was $13.5 million and fully diluted earnings per share ("EPS") was $0.82, versus net income of $14.0 million and EPS of $0.85 for the fourth quarter of 2025.

The Board of Directors of Arrow declared a quarterly cash dividend of $0.30 per share; payable May 26, 2026 to shareholders of record as of May 12, 2026.

This quarter's results include approximately $790 thousand ($0.03 per share) of non-core merger expenses related to the announced acquisition of Adirondack Bancorp, Inc. based in Utica, New York. Excluding the merger expenses, Arrow achieved record operating results of $0.85 for the first quarter of 2026. Pending regulatory approvals, the transaction is expected to close early in the third quarter of 2026 and will add approximately $950 million in assets and 19 new branch locations.

This Earnings Release and related commentary should be read in conjunction with the Company's April 30, 2026 Form 8-K and related First Quarter 2026 Investor Presentation, which can also be found on Arrow's website: arrowfinancial.com/documents/investor-presentations.

Arrow President and CEO David S. DeMarco:

"As we celebrate our 175th anniversary, building on the strong year-end momentum, the Arrow team delivered exceptional financial results for the first quarter of 2026. We achieved strong net interest margin expansion as well as a return on average assets close to 1.30% on an operating basis. Credit performance was even better with non-performing loans dipping to 13 basis points. During the first quarter, we also announced the acquisition of Adirondack Bank, which is expected to close in the third quarter of 2026. We look forward to expanding our market with this high-quality, low-cost deposit franchise, adding approximately $950 million to our balance sheet. We expect the transaction to provide significant EPS accretion in 2027 and beyond. Arrow is well positioned to continue to deliver strong results for its shareholders while continuing to execute on its strategic initiatives to build a premier banking franchise for its customers and the communities it serves."

First-Quarter Highlights and Key Metrics

•Net Income of $13.5 million (EPS of $0.82); $0.85 adjusted for merger-related expenses ("MRE")1
•Efficiency ratio of 59.89%; 58.13% excluding MRE1
•Net Interest Income of $36.1 million
•Net Interest Margin improved to 3.47% (3.48% FTE2), from 3.24% (3.25% FTE) in the prior quarter
•Return on Average Assets (ROA) of 1.23%; 1.29% adjusted for MRE1
•Strong credit metrics: annualized charge-offs of 10bps and non-performing loans of 13bps
•Loan-to-Deposit ratio of 85.7%
•Cost of retail deposits3 decreased by 11bps to 1.62% from the prior quarter

Income Statement

•Net Income: Net income for the first quarter of 2026 was $13.5 million, decreasing from $14.0 million in the fourth quarter of 2025.
◦Compared to the prior quarter, net income decreased due to an increase in income tax expense of $1.1 million and an increase in non-interest expense of $1.1 million offset by an increase in net interest income of $1.0 million and an increase in non-interest income of $0.4 million.

•Net Interest Income: Net interest income for the first quarter of 2026 was $36.1 million, increasing 2.8% from the fourth quarter of 2025.
◦Total interest and dividend income was $53.8 million for the first quarter of 2026, a decrease from $54.6 million in the fourth quarter of 2025. Interest expense for the first quarter of 2026 was $17.7 million, a decrease from $19.5 million in the fourth quarter of 2025.

•Net Interest Margin: Net interest margin, on an FTE basis, for the first quarter of 2026 increased to 3.48%, compared to 3.25% for the fourth quarter of 2025. The increase in net interest margin compared to the fourth quarter of 2025 was primarily the result of continued yield expansion on earning assets combined with the reduced cost of interest-bearing liabilities.

	Three Months Ended
	(Dollars in Thousands)
	March 31, 2026	December 31, 2025	March 31, 2025
Interest and Dividend Income	$53,794	$54,610	$50,366
Interest Expense	17,664	19,467	19,009
Net Interest Income	36,130	35,143	31,357
Average Earning Assets(A)	4,222,574	4,302,305	4,143,939
Average Interest-Bearing Liabilities	3,244,709	3,280,856	3,184,196

Average Yield on Earning Assets(A)	5.17%	5.04%	4.93%
Average Cost of Interest-Bearing Liabilities	2.21	2.35	2.42
Net Interest Spread	2.96	2.69	2.51
Net Interest Margin	3.47	3.24	3.07
Net Interest Margin - FTE	3.48	3.25	3.08

(A) Includes Nonaccrual Loans.

1 EPS, efficiency ratio and ROA excluding merger-related expenses are non-GAAP measures. See reconciliation on Note 5 to the Selected Quarterly Information
2 FTE Net interest margin is a non-GAAP measure. See reconciliation on Note 2 to the Selected Quarterly Information.
3 Retail deposits exclude wholesale funding sources

•Provision for Credit Losses: For the first quarter of 2026, the provision for credit losses was $548 thousand compared to $846 thousand in the fourth quarter of 2025, primarily driven by low net charge-offs and lower loan growth in the first quarter of 2026.

•Non-Interest Income: Non-interest income for the three months ended March 31, 2026, was $8.6 million, an increase from $8.3 million in the fourth quarter of 2025. Revenue related to wealth management was consistent with the prior quarter, while insurance commissions and interchange fees improved in the first quarter from the linked quarter. The first quarter of 2026 included a positive valuation adjustment related to an equity position.

•Non-Interest Expense: Non-interest expense for the first quarter of 2026 was $26.9 million, an increase from $25.8 million in the fourth quarter of 2025. The first quarter of 2026 included approximately $800 thousand of expenses related to the announced acquisition of Adirondack Bancorp, Inc. which is expected to close early in the third quarter of 2026.

•Provision for Income Taxes: The provision for income taxes and effective tax rate were $3.9 million and 22.3%, respectively for the first quarter of 2026, and $2.7 million and 22.2%, respectively for the fourth quarter of 2025. The effective tax rate does not reflect the anticipated implementation of certain tax strategies that are expected to lower the tax rate for the rest of 2026.

Balance Sheet

•Total Assets: Total assets were $4.5 billion at March 31, 2026, an increase of $76.2 million, or 1.7%, as compared to December 31, 2025. For the first quarter of 2026, the overall change in the balance sheet was primarily attributable to the seasonal surge in municipal deposits.

•Investments: Total investments were $594.6 million as of March 31, 2026, an increase of $21.8 million, or 3.8%, compared to December 31, 2025. The increase from December 31, 2025 was driven primarily by $46 million of additional investments, partially offset by paydowns and maturities. There were no credit quality issues related to the investment portfolio.

•Loans: Total loans were $3.4 billion as of March 31, 2026. Loans outstanding decreased in the first quarter of 2026 by $14.1 million. Loan growth was negatively impacted by severe winter weather, which slowed indirect auto and residential loan originations. Volume is expected to rebound in the second quarter. Please see the loan detail included in the Consolidated Financial Information table on page 12.

•Allowance for Credit Losses: The allowance for credit losses was $34.1 million as of March 31, 2026, which represented 0.99% of loans outstanding, as compared to $34.3 million, or 0.99% of loans outstanding, at December 31, 2025. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.10% for the three-month period ended March 31, 2026, as compared to 0.08% for the three-month period ended December 31, 2025. Nonperforming assets were $5.1 million as of March 31, 2026, representing 0.11% of period-end assets, a decrease from $8.7 million, or 0.20%, at December 31, 2025. Nonperforming assets decreased to the payoff of a $2.6 million nonperforming loan in the first quarter.

•Deposits: At March 31, 2026, deposit balances were $4.0 billion, an increase of $74.5 million from December 31, 2025. The change from December 31, 2025 was primarily attributable to the seasonality of municipal deposits. Please refer to page 6 for further details related to deposits.

•Capital: Total stockholders’ equity was $440.1 million at March 31, 2026, an increase of $8.3 million, or 1.9%, from December 31, 2025. The increase from December 31, 2025 was primarily attributable to net income of $13.5 million offset by other comprehensive loss of $0.7 million and dividends of $5.0 million and other stock-based activity. Arrow's regulatory capital ratios remain strong. As of March 31, 2026, Arrow's Common Equity Tier 1 Capital Ratio was 13.30% and Total Risk-Based Capital Ratio was 15.04%. The capital ratios of Arrow and its subsidiary bank continued to exceed the “well capitalized” regulatory standards. Regulatory capital ratios are preliminary, subject to finalization as part of the current quarter Call Report.

Additional Commentary

•BauerFinancial Ratings: Arrow Bank National Association ("Arrow Bank") received a 5-Star Superior rating from BauerFinancial, Inc., the nation’s premier bank rating firm. Arrow Bank has earned this designation for 76 consecutive quarters, securing its prominent position as an “Exceptional Performance Bank.”
——————

About Arrow: Arrow Financial Corporation is a holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Arrow Bank, a full-service commercial bank, and Upstate Agency, LLC, a comprehensive insurance agency.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible book value, tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent net interest margin and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by Arrow from time to time are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this earnings release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements can sometimes be identified by Arrow's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, geopolitical events, difficulties in managing the Arrow’s growth, competition, changes in law or the regulatory environment, risks relating to the announced merger with Adirondack Bancorp, Inc. and changes in general business and economic trends. Arrow undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This earnings release should be read in conjunction with Arrow’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$47,126	$47,087	$44,550
Interest on Deposits at Banks	1,675	2,598	1,621
Interest and Dividends on Investment Securities:
Fully Taxable	4,529	4,500	3,608
Exempt from Federal Taxes	464	425	587
Total Interest and Dividend Income	53,794	54,610	50,366
INTEREST EXPENSE
Interest-Bearing Checking Accounts	2,100	2,117	1,803
Savings Deposits	8,716	9,722	9,483
Time Deposits over $250,000	1,196	1,562	1,811
Other Time Deposits	5,436	5,846	5,529
Borrowings	—	—	167
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	169	173	169
Interest on Financing Leases	47	47	47
Total Interest Expense	17,664	19,467	19,009
NET INTEREST INCOME	36,130	35,143	31,357
Provision for Credit Losses	548	846	5,019
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	35,582	34,297	26,338
NON-INTEREST INCOME
Income From Fiduciary Activities	2,713	2,771	2,535
Fees for Other Services to Customers	2,727	2,854	2,600
Insurance Commissions	2,113	2,050	1,826
Net Gain (Loss) on Securities	145	(127)	317
Net Gain on Sales of Loans	290	246	101
Other Operating Income	640	474	460
Total Non-Interest Income	8,628	8,268	7,839
NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,922	14,309	13,555
Occupancy Expenses, Net	2,459	1,881	2,022
Technology and Equipment Expense	5,052	5,152	5,087
FDIC Assessments	585	563	670
Other Operating Expense	3,847	3,899	4,711
Total Non-Interest Expense	26,865	25,804	26,045
INCOME BEFORE PROVISION FOR INCOME TAXES	17,345	16,761	8,132
Provision for Income Taxes	3,860	2,748	1,822
NET INCOME	$13,485	$14,013	$6,310
Average Shares Outstanding:
Basic	16,382	16,390	16,665
Diluted	16,403	16,413	16,673
Per Common Share:
Basic Earnings	$0.82	$0.85	$0.38
Diluted Earnings	0.82	0.85	0.38

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and Due From Banks	$29,102	$29,132
Interest-Earning Deposits at Banks	256,504	185,051
Investment Securities:
Available-for-Sale at Fair Value	518,803	495,868
Held-to-Maturity (Fair Value of $65,321 at March 31, 2026 and $66,569 at December 31, 2025)	65,646	66,975
Equity Securities	5,742	5,597
Other Investments	4,375	4,372
Loans	3,438,966	3,453,093
Allowance for Credit Losses	(34,055)	(34,322)
Net Loans	3,404,911	3,418,771
Premises and Equipment, Net	59,561	59,433
Goodwill	23,789	23,789
Other Intangible Assets, Net	1,692	1,741
Other Assets	151,894	155,133
Total Assets	$4,522,019	$4,445,862
LIABILITIES
Noninterest-Bearing Deposits	721,734	722,374
Interest-Bearing Checking Accounts	898,168	862,192
Savings Deposits	1,618,309	1,557,638
Time Deposits over $250,000	140,899	155,802
Other Time Deposits	634,829	641,463
Total Deposits	4,013,939	3,939,469
Borrowings	4,265	4,265
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000
Finance Leases	4,908	4,929
Other Liabilities	38,764	45,347
Total Liabilities	4,081,876	4,014,010
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value; 1,000,000 Shares Authorized at March 31, 2026 and December 31, 2025 (none issued)	—	—
Common Stock, $1 Par Value: 30,000,000 Shares Authorized; 22,066,559 Shares Issued; 16,526,929 and 16,445,342 Shares Outstanding at March 31, 2026 and December 31, 2025)	22,067	22,067
Additional Paid-in Capital	414,431	414,506
Retained Earnings	110,804	102,271
Accumulated Other Comprehensive Loss	(4,764)	(4,037)
Treasury Stock, at Cost (5,539,630 Shares at March 31, 2026 and 5,621,217 Shares at December 31, 2025)	(102,395)	(102,955)
Total Stockholders’ Equity	440,143	431,852
Total Liabilities and Stockholders’ Equity	$4,522,019	$4,445,862

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Net Income	$13,485	$14,013	$12,825	$10,805	$6,310

Share and Per Share Data:
Period End Shares Outstanding	16,527	16,445	16,438	16,484	16,670
Basic Average Shares Outstanding	16,382	16,390	16,402	16,545	16,665
Diluted Average Shares Outstanding	16,403	16,413	16,406	16,551	16,673
Basic Earnings Per Share	$0.82	$0.85	$0.77	$0.65	$0.38
Diluted Earnings Per Share	0.82	0.85	0.77	0.65	0.38
Cash Dividend Per Share	0.30	0.29	0.29	0.28	0.28

Selected Quarterly Average Balances:
Interest-Earning Deposits at Banks	$183,252	$260,806	$200,251	$145,473	$146,023
Investment Securities	598,817	596,994	574,080	582,380	591,841
Loans	3,440,505	3,444,505	3,424,784	3,415,140	3,406,075
Deposits	3,928,761	4,002,221	3,913,721	3,849,093	3,825,124
Other Borrowed Funds	29,181	29,203	30,539	33,579	48,375
Stockholders' Equity	438,846	425,042	413,058	406,529	404,394
Total Assets	4,439,833	4,499,195	4,399,815	4,332,339	4,324,917
Return on Average Assets, annualized	1.23%	1.24%	1.16%	1.00%	0.59%
Return on Average Equity, annualized	12.46%	13.08%	12.32%	10.66%	6.33%
Return on Average Tangible Equity, annualized [1]	13.23%	13.92%	13.13%	11.38%	6.76%
Average Earning Assets	$4,222,574	$4,302,305	$4,199,115	$4,142,993	$4,143,939
Average Paying Liabilities	3,244,709	3,280,856	3,193,789	3,191,906	3,184,196
Interest Income	53,794	54,610	53,598	51,573	50,366
Tax-Equivalent Adjustment [2]	123	114	121	148	155
Interest Income, Tax-Equivalent [2]	53,917	54,724	53,719	51,721	50,521
Interest Expense	17,664	19,467	19,467	19,040	19,009
Net Interest Income	36,130	35,143	34,131	32,533	31,357
Net Interest Income, Tax-Equivalent [2]	36,253	35,258	34,252	32,681	31,512
Net Interest Margin, annualized	3.47%	3.24%	3.22%	3.15%	3.07%
Net Interest Margin, Tax-Equivalent, annualized [2]	3.48%	3.25%	3.24%	3.16%	3.08%

Efficiency Ratio Calculation: [3]
Non-Interest Expense	$26,865	$25,804	$25,433	$25,652	$26,045
Less: Intangible Asset Amortization	72	74	76	80	81
Net Non-Interest Expense	$26,793	$25,730	$25,357	$25,572	$25,964
Net Interest Income, Tax-Equivalent	$36,253	$35,257	$34,252	$32,681	$31,512
Non-Interest Income	8,628	8,268	8,716	7,609	7,839
Less: Net Gain (Loss) on Securities	145	(127)	392	(40)	317
Net Gross Income	$44,736	$43,652	$42,576	$40,330	$39,034
Efficiency Ratio	59.89%	58.94%	59.56%	63.41%	66.52%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$440,143	$431,852	$417,687	$408,506	$404,409
Book Value per Share	26.63	26.26	25.41	24.78	24.26
Goodwill and Other Intangible Assets, net	25,481	25,530	25,594	25,659	25,743
Tangible Book Value per Share [1]	25.09	24.71	23.85	23.23	22.72

Capital Ratios:[4]
Tier 1 Leverage Ratio	10.02%	9.68%	9.66%	9.64%	9.61%
Common Equity Tier 1 Capital Ratio	13.30%	13.01%	13.07%	12.73%	12.59%
Tier 1 Risk-Based Capital Ratio	13.93%	13.64%	13.71%	13.37%	13.23%
Total Risk-Based Capital Ratio	15.04%	14.76%	14.86%	14.51%	14.48%

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures, which Arrow believes provide investors with information that is useful in understanding its financial performance.
		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
	Total Stockholders' Equity (GAAP)	$440,143	$431,852	$417,687	$408,506	$404,409
	Less: Goodwill and Other Intangible assets, net	25,481	25,530	25,594	25,659	25,743
	Tangible Equity (Non-GAAP)	$414,662	$406,322	$392,093	$382,847	$378,666

	Period End Shares Outstanding	16,527	16,445	16,438	16,484	16,670
	Tangible Book Value per Share (Non-GAAP)	$25.09	$24.71	$23.85	$23.23	$22.72
	Net Income	13,485	14,013	12,825	10,805	6,310
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	13.23%	13.92%	13.13%	11.38%	6.76%

2.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure, which Arrow believes provides investors with information that is useful in understanding its financial performance.
		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
	Interest Income (GAAP)	$53,794	$54,610	$53,598	$51,573	$50,366
	Add: Tax-Equivalent adjustment (Non-GAAP)	123	114	121	148	155
	Interest Income - Tax Equivalent (Non-GAAP)	$53,917	$54,724	$53,719	$51,721	$50,521
	Net Interest Income (GAAP)	$36,130	$35,143	$34,131	$32,533	$31,357
	Add: Tax-Equivalent adjustment (Non-GAAP)	123	114	121	148	155
	Net Interest Income - Tax Equivalent (Non-GAAP)	$36,253	$35,257	$34,252	$32,681	$31,512
	Average Earning Assets	$4,222,574	$4,302,305	$4,199,115	$4,142,993	$4,143,939
	Net Interest Margin (Non-GAAP)*	3.48%	3.25%	3.24%	3.16%	3.08%

3.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

4.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The March 31, 2026 CET1 ratio listed in the tables (i.e., 13.30%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%). Regulatory capital ratios are estimated, subject to finalization as part of the current quarter Call Report.

		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
	Total Risk Weighted Assets	$3,180,782	$3,182,240	$3,095,225	$3,121,451	$3,143,547
	Common Equity Tier 1 Capital	423,139	414,050	404,426	397,432	395,900
	Common Equity Tier 1 Ratio	13.30%	13.01%	13.07%	12.73%	12.59%

5.
Non-GAAP Financial Measure Reconciliation: Net Income and Net Non-Interest Expense adjusted for non-core expenses. Non-core expenses include merger-related expenses, which are related to the announced acquisition of Adirondack Bancorp, Inc., and unification expenses, which are related to the system conversion and operational merger of the Company's two banking subsidiaries during the year ended December 31, 2025. EPS, efficiency ratio, and ROA are presented on an adjusted basis to reflect these exclusions. These are non-GAAP financial measures, which Arrow believes provides investors with information that is useful in understanding its financial performance.

		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
	Net Income	$13,485	$14,013	$12,825	$10,805	$6,310
	Non-Core Expenses:
	Merger-Related Expenses	790	—	—	—	—
	Unification Expenses	—	—	543	1,134	600
	Less: Tax Benefit	(174)	—	(119)	(249)	(132)
	Net Non-Core Expenses (Non-GAAP)	616	—	424	885	468
	Core Net Income (Non-GAAP)	$14,101	$14,013	$13,249	$11,690	$6,778

	Net Non-Interest Expense	$26,793	$25,730	$25,357	$25,572	$25,964
	Non-Core Expenses:
	Merger-Related Expenses	790	—	—	—	—
	Unification Expenses	—	—	543	1,134	600
	Core Net Non-Interest Expense (Non-GAAP)	$26,003	$25,730	$24,814	$24,438	$25,364

	Core Earnings Per Share (Non-GAAP)	$0.85	$0.85	$0.80	$0.70	$0.41
	Core Return on Average Assets (Non-GAAP)	1.29%	1.24%	1.20%	1.08%	0.64%
	Core Efficiency Ratio (Non-GAAP)	58.13%	58.94%	58.28%	60.60%	64.98%
	* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2026			March 31, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$183,252	$1,675	3.71%	$146,023	$1,621	4.50%
Investment Securities:
Fully Taxable	536,293	4,529	3.42	499,903	3,608	2.93
Exempt from Federal Taxes	62,524	464	3.01	91,938	587	2.59
Loans (1)	3,440,505	47,126	5.56	3,406,075	44,550	5.30
Total Earning Assets (1)	4,222,574	53,794	5.17	4,143,939	50,366	4.93
Allowance for Credit Losses	(34,370)			(33,691)
Cash and Due From Banks	30,253			31,515
Other Assets	221,376			183,154
Total Assets	$4,439,833			$4,324,917
Deposits:
Interest-Bearing Checking Accounts	$859,054	2,100	0.99	$840,571	1,803	0.87
Savings Deposits	1,570,598	8,716	2.25	1,515,961	9,483	2.54
Time Deposits of $250,000 or More	147,425	1,196	3.29	186,159	1,811	3.95
Other Time Deposits	638,451	5,436	3.45	593,130	5,529	3.78
Total Interest-Bearing Deposits	3,215,528	17,448	2.20	3,135,821	18,626	2.41
Borrowings	4,265	—	—	23,378	167	2.90
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	169	3.43	20,000	169	3.43
Finance Leases	4,916	47	3.88	4,997	47	3.81
Total Interest-Bearing Liabilities	3,244,709	17,664	2.21	3,184,196	19,009	2.42
Noninterest-Bearing Deposits	713,233			689,303
Other Liabilities	43,045			47,024
Total Liabilities	4,000,987			3,920,523
Stockholders’ Equity	438,846			404,394
Total Liabilities and Stockholders’ Equity	$4,439,833			$4,324,917
Net Interest Income		$36,130			$31,357
Net Interest Spread			2.96%			2.51%
Net Interest Margin			3.47%			3.07%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	March 31, 2026			December 31, 2025
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Earning Deposits at Banks	$183,252	$1,675	3.71%	$260,806	$2,598	3.95%
Investment Securities:
Fully Taxable	536,293	4,529	3.42	537,088	4,500	3.32
Exempt from Federal Taxes	62,524	464	3.01	59,906	425	2.81
Loans (1)	3,440,505	47,126	5.56	3,444,505	47,087	5.42
Total Earning Assets (1)	4,222,574	53,794	5.17	4,302,305	54,610	5.04
Allowance for Credit Losses	(34,370)			(34,288)
Cash and Due From Banks	30,253			25,827
Other Assets	221,376			205,351
Total Assets	$4,439,833			$4,499,195
Deposits:
Interest-Bearing Checking Accounts	$859,054	2,100	0.99	$850,602	2,117	0.99
Savings Deposits	1,570,598	8,716	2.25	1,584,844	9,721	2.43
Time Deposits of $250,000 or More	147,425	1,196	3.29	173,996	1,562	3.56
Other Time Deposits	638,451	5,436	3.45	642,211	5,847	3.61
Total Interest-Bearing Deposits	3,215,528	17,448	2.20	3,251,653	19,247	2.35
Borrowings	4,265	—	—	4,266	—	—
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	169	3.43	20,000	173	3.43
Finance Leases	4,916	47	3.88	4,937	47	3.78
Total Interest-Bearing Liabilities	3,244,709	17,664	2.21	3,280,856	19,467	2.35
Noninterest-Bearing Deposits	713,233			750,568
Other Liabilities	43,045			42,729
Total Liabilities	4,000,987			4,074,153
Stockholders’ Equity	438,846			425,042
Total Liabilities and Stockholders’ Equity	$4,439,833			$4,499,195
Net Interest Income		$36,130			$35,143
Net Interest Spread			2.96%			2.69%
Net Interest Margin			3.47%			3.24%

(1) Includes Nonaccrual Loans.

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2026	12/31/2025
Loan Portfolio
Commercial Loans	$169,599	$165,729
Commercial Real Estate Loans	811,770	818,259
Subtotal Commercial Loan Portfolio	981,369	983,988
Consumer Loans	1,071,543	1,076,007
Residential Real Estate Loans	1,386,054	1,393,098
Total Loans	$3,438,966	$3,453,093
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$34,322	$34,176
Loans Charged-off	(1,574)	(1,477)
Less Recoveries of Loans Previously Charged-off	759	777
Net Loans Charged-off	(815)	(700)
Provision for Credit Losses	548	846
Allowance for Credit Losses, End of Quarter	$34,055	$34,322
Nonperforming Assets
Nonaccrual Loans	$3,802	$6,415
Loans Past Due 90 or More Days and Accruing	621	2,040
Loans Restructured and in Compliance with Modified Terms	—	—
Total Nonperforming Loans	4,423	8,455
Repossessed Assets	657	280
Other Real Estate Owned	—	—
Total Nonperforming Assets	$5,080	$8,735

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.10%	0.08%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.06%	0.10%
Allowance for Credit Losses to Period-End Loans	0.99%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	769.95%	405.94%
Nonperforming Loans to Period-End Loans	0.13%	0.24%
Nonperforming Assets to Period-End Assets	0.11%	0.20%